                                                                     EXHIBIT 4.2



                                    AGREEMENT

                         BETWEEN NEWPARK RESOURCES, INC.

                       AND FLETCHER INTERNATIONAL LIMITED




                            DATED AS OF MAY 30, 2000

                             INDEX OF DEFINED TERMS

                                                                                                     PAGE
                                                                                                     ----

65 Day Notice ......................................................................................   14
Acquirer ...........................................................................................   19
Agreement ..........................................................................................    1
Auditor Report .....................................................................................    7
Average Price ......................................................................................   13
Benefit Plans ......................................................................................    5
Blackout Period ....................................................................................    9
Blackout Violation .................................................................................   10
Certificate of Rights and Preferences ..............................................................    1
claim ..............................................................................................    6
Closing ............................................................................................    1
Closing Date .......................................................................................    1
Combination ........................................................................................   20
Common Shares ......................................................................................    1
Common Stock .......................................................................................    1
Covered Security ...................................................................................    8
debt ...............................................................................................    6
Excess Notice Date .................................................................................   14
Excess Rights ......................................................................................   13
Excess Rights Notice ...............................................................................   13
Exchange Act .......................................................................................    2
Exercisable Number .................................................................................   14
First Refusal Stockholders .........................................................................   16
Fletcher ...........................................................................................    1
Fletcher Indemnified Party .........................................................................   22
Increase ...........................................................................................   14
Increase Notice ....................................................................................   14
Indemnification Amount .............................................................................   10
Indemnified Party ..................................................................................   24
Indemnifying Party .................................................................................   24
Investment Securities ..............................................................................    1
Issuance Blockage ..................................................................................   12
Maximum Number .....................................................................................   14
Newpark ............................................................................................    1
Newpark Indemnified Party ..........................................................................   23
Notice Period ......................................................................................   14
NYSE ...............................................................................................    2
Offer Notice .......................................................................................   16
Offered Shares .....................................................................................   16
Original Number ....................................................................................   12
Preferred Shares ...................................................................................    1

Preferred Stock ....................................................................................    5
Preferred Stock Conversion Delivery Notice .........................................................   12
Preferred Stock Conversion Notice ..................................................................   12
Proceeding .........................................................................................   22
Prospectus .........................................................................................    8
Registrable Number .................................................................................    7
Registration Requirement ...........................................................................    7
Registration Statement .............................................................................    8
Related Proceeding .................................................................................   27
Required Consent ...................................................................................   12
Required Registration Date .........................................................................    7
Rule 144 ...........................................................................................    8
Sales Contract .....................................................................................   10
SEC ................................................................................................    5
SEC Filing .........................................................................................    5
Securities Act .....................................................................................    5
Series B Preferred Stock ...........................................................................    1
Trading Day ........................................................................................    1
Trigger Date .......................................................................................   12
Warrant ............................................................................................    1
Warrant Exercise Delivery Notice ...................................................................   12
Warrant Exercise Notice ............................................................................   12

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

         1.       Purchase and Sale...............................................................................1

         2.       Closing.........................................................................................2

         3.       Representations and Warranties of Newpark.......................................................2

         4.       Registration Provisions.........................................................................7

         5.       "Market Stand-Off" Agreement...................................................................11

         6.       Conversion of Preferred Shares; Exercise of Warrant............................................11

         7.       Representations and Warranties of Fletcher.....................................................14

         8.       Right of First Refusal.........................................................................15

         9.       Covenants of Newpark...........................................................................17

         10.      Consolidation, Merger, Etc.....................................................................19

         11.      Covenants of Fletcher..........................................................................19

         12.      Legend.........................................................................................19

         13.      Conditions Precedent to Fletcher's Obligations.................................................20

         14.      Conditions Precedent to Newpark's Obligations..................................................21

         15.      Fees and Expenses..............................................................................21

         16.      Non-Performance................................................................................21

         17.      Indemnification................................................................................21

         18.      Survival of the Representations, Warranties, etc...............................................24

         19.      Notices........................................................................................24

         20.      Miscellaneous..................................................................................26

         21.      Newpark's Obligations..........................................................................28

         22.      Time of Essence................................................................................28

         FORM OF CERTIFICATE OF RIGHTS AND PREFERENCES OF
         CLASS B CONVERTIBLE PREFERRED STOCK OF
         NEWPARK RESOURCES, INC.................................................................................A-1

         FORM OF WARRANT CERTIFICATE............................................................................B-1

         FORM OF DELIVERY NOTICE ...............................................................................C-1

         AUDITOR REPORT.........................................................................................D-1

         FORM OF PREFERRED STOCK CONVERSION NOTICE..............................................................E-1

         FORM OF PREFERRED STOCK CONVERSION DELIVERY NOTICE.....................................................F-1

         FORM OF EXCESS RIGHTS NOTICE...........................................................................G-1

                                                                  EXECUTION COPY

                                    AGREEMENT


                  This Agreement (this "Agreement") dated as of May 30, 2000 is entered into by and between Newpark Resources, Inc., a corporation organized under the laws of Delaware (together with its successors, "Newpark"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

                  The parties hereto agree as follows:

                  1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

                           a. Fletcher agrees to purchase from Newpark, and Newpark agrees to sell to Fletcher on the Closing Date (as defined below), in accordance with Section 2 below, 120,000 shares (the "Preferred Shares") of Newpark's Series B Convertible Preferred Stock, liquidation preference $250 per share (the "Series B Preferred Stock"), having the terms and conditions set forth in the Certificate of Rights and Preferences attached hereto as Annex A (the "Certificate of Rights and Preferences"), at an aggregate purchase price of $30,000,000. In addition, Newpark shall issue to Fletcher on the Closing Date one warrant substantially in the form attached hereto as Annex B (a "Warrant") to purchase from time to time up to an aggregate of 1,900,000 shares (subject to the adjustments contained in the Warrant and this Agreement) of Newpark common stock, par value $0.01 per share (the "Common Stock") at a per share purchase price equal to $10.075. Fletcher shall have the right to convert the outstanding Preferred Shares, and to exercise the Warrant, into shares of Common Stock in the manner, and subject to the terms, specified in this Agreement and in the Certificate of Rights and Preferences and the Warrant, respectively.

                           b. The closing (the "Closing") of the sale of the Preferred Shares shall occur on the Trading Day following the satisfaction or, if applicable, waiver of the conditions set forth in Sections 13 and 14 hereof, or at such other date and time as Fletcher and Newpark shall mutually agree (such date, the "Closing Date"). As used herein, the term "Common Shares" means the shares of Common Stock issued and/or issuable under this Agreement, including shares issuable upon conversion of or as dividends under the Preferred Shares, upon exercise of the Warrant and all other shares issuable under the Certificate of Rights and Preferences, the Warrant or this Agreement; the term "Investment Securities" means the Warrant and Preferred Shares issued hereunder, and all Common Shares; the term "Trading Day" means any day on which the Common Stock may be traded on the NYSE; and the term "NYSE" means the New York Stock Exchange, but if the New York Stock Exchange is not then the principal U.S.

         trading market for the Common Stock, then "NYSE" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended ("the Exchange Act")) on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security or a Nasdaq SmallCap Market Security by the NASD, then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

                  2. Closing. The Closing shall take place initially via facsimile on the Closing Date in the manner set forth below; provided that original certificates representing shares of Series B Preferred Stock and Warrant shall be delivered via Federal Express on the second Trading Day following the Closing Date to Fletcher as Fletcher instructs in writing, and provided, further, that each original preferred stock certificate issued in accordance with this Section 2 shall represent 20,000 shares of Series B Preferred Stock (except that to the extent the number of shares of Series B Preferred Stock to be delivered at any given time is not evenly divisible by 20,000, one stock certificate shall represent the remaining shares). At the Closing, the following deliveries shall be made:

                           a. Series B Preferred Stock and Warrant. Newpark shall deliver to Fletcher six (6) stock certificates, each representing 20,000 shares of Series B Preferred Stock, together with one Warrant duly executed by Newpark in definitive form, in each case duly registered on the books of Newpark as instructed by Fletcher.

                           b. Purchase Price. Fletcher shall cause to be wire transferred to Newpark, in accordance with the instructions set forth in Section 19, the aggregate purchase price of $30,000,000 in immediately available United States dollars.

                           c. Closing Documents. The closing documents required by Sections 13 and 14 shall be delivered to Fletcher and Newpark, respectively.

                           d. Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered to Fletcher.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

                  3. Representations and Warranties of Newpark. Newpark hereby represents and warrants to Fletcher on the Closing Date, as follows:

                           a. Newpark has been duly incorporated and is validly existing in good standing under the laws of Delaware or, after the Closing Date, if another entity has succeeded Newpark in accordance with the terms hereof, under the laws of one of the states of the United States.

                           b. The execution, delivery and performance of this Agreement and the Certificate of Rights and Preferences and the Warrant by Newpark (including the issuance of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Newpark, its Board of Directors or its shareholders is required, except as otherwise contemplated by this Agreement.

                           c. This Agreement has been duly executed and delivered by Newpark and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against Newpark in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                           d. Newpark has full corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder and under the Certificate of Rights and Preferences and the Warrant (including the issuance of the Investment Securities).

                           e. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Newpark of this Agreement or the performance by Newpark of any of its obligations hereunder and under the Certificate of Rights and Preferences and the Warrant other than such as may already have been received, except as otherwise contemplated by this Agreement.

                           f. Neither the execution and delivery by Newpark of this Agreement nor the performance by Newpark of any of its obligations hereunder and under the Certificate of Rights and Preferences and the
         Warrant:

                                    (i) violates, conflicts with, results in a
                  breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificates of incorporation or by-laws of Newpark or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which Newpark is aware (or would be aware after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over Newpark or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Newpark or any of its subsidiaries is a party, by which Newpark or any of its subsidiaries is bound, or to which any of the properties or assets of Newpark or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Newpark or any of its subsidiaries is a party or (E) any rule or regulation of the National Association of Securities Dealers, Inc. or the NYSE (subject to obtaining the Required Consents under circumstances contemplated by Section 6(c) of this Agreement) or any rule or regulation of the markets where Newpark's securities are publicly traded applicable to Newpark or the transactions contemplated here by; or

                                    (ii) results in the creation or imposition
                  of any lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Newpark or any of its subsidiaries.

                           g. Newpark has validly reserved for issuance to Fletcher 120,000 shares of Series B Preferred Stock pursuant to this Agreement and 8,000,000 shares of Common Stock (or such greater number as may be required by Section 9(h)) for issuance upon conversion of the Preferred Shares and exercise of the Warrant. When issued to Fletcher against payment therefor, each Investment Security:

                                    (1) will have been duly and validly
                           authorized, duly and validly issued, fully paid and non-assessable;

                                    (2) will be free and clear of any security
                           interests, liens, claims or other encumbrances (other than security interests, liens, claims or other encumbrances created solely by Fletcher); and

                                    (3) will not have been issued or sold in
                           violation of any preemptive or other similar rights of the holders of any securities of Newpark.

                           h. Newpark satisfies all maintenance criteria of the New York Stock Exchange or, after the Closing Date, has a valid exemption from such criteria of which it has previously notified Fletcher in writing. No present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the New York Stock Exchange. All of the Covered Securities (as defined in Section 4.b) will, when issued, be duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the New York Stock Exchange.

                           i. There is no pending or, to the best knowledge of Newpark, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Newpark or any of its affiliates that would affect the execution by Newpark of, or the performance by Newpark of its obligations under, this Agreement, the Certificate of Rights and Preferences or the Warrant.

                           j. Since December 31, 1997, none of Newpark's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13(a) or 15(d) of the Exchange Act (each an "SEC Filing") contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Since the date of Newpark's most recent SEC Filing, there has not been, and Newpark is not aware of, any development that is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the business affairs or prospects of Newpark, whether or not arising in the ordinary course of business.

                           k. The offer and sale of the Investment Securities to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 7 hereof and with the applicable covenants and agreements contained in Section 11 hereof, be made in accordance with the provisions and requirements of Securities Act Section 4(2) or Regulation D promulgated under the Securities Act and any applicable state law.

                           l. As of the date hereof, the authorized capital stock of Newpark consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 ("Preferred Stock"). As of May 25, 2000, (A) 69,159,752 shares of Common Stock and 150,000 shares of Preferred Stock were issued and outstanding, (B) 8,247,056 shares of Common Stock and no shares of Preferred Stock are currently reserved and subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights, (C) 668 shares of Common Stock are held in the treasury of Newpark, (D) up to 4,101,952 additional shares of Common Stock may be issued under the 1993 Non-Employee Directors' Stock Option Plan, the Amended and Restated Newpark Resources, Inc. 1995 Incentive Stock Option Plan, the Newpark Resources, Inc. Cash and Stock Incentive Plan and the 1999 Employee Stock Purchase Plan (collectively, the "Benefit Plans") and
         (E) 228,637 shares of Common Stock reserved for issuance as dividends on the Series A Cumulative Perpetual Preferred Stock and a presently indeterminate number of shares issuable upon conversion of the currently outstanding Series A Cumulative Perpetual Preferred Stock. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Newpark were outstanding, no equity equivalents, interests in the ownership or earnings of Newpark or other similar rights were outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Newpark or any of its subsidiaries or obligating Newpark or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Newpark or any of its subsidiaries or obligating Newpark or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. Attached hereto as Schedule 3(l) is a true and correct list as of the date of this Agreement of all outstanding options, warrants, calls, subscriptions and other rights or agreements or commitments relating to the issuance of additional shares of capital stock of Newpark and with respect to each a description of the number and class of securities and the exercise price thereof; provided that with respect to Benefit Plans, such schedule may summarize the total number of shares subject to, the range of exercise prices under and the average exercise prices of such options, warrants, calls, or other rights issued under the Benefit Plans.

                           m. Solvency. The sum of the assets of Newpark, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities, Newpark has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and Newpark has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                           n. Audited Financials. Attached hereto as Annex D is a true, correct and complete copy of (i) the report of Deloitte & Touche LLP to the board of directors and shareholders of Newpark dated March 26, 1999 (March 27, 2000 as to Note D thereto), together with the accompanying consolidated financial statements and schedules of Newpark at December 31, 1998 and the results of Newpark's operations and cash flows for each of the two (2) years in the period ended December 31, 1998 (ii) the report of Arthur Andersen LLP dated March 27, 2000, together with the accompanying consolidated financial statements and schedules of Newpark at December 31, 1999 and the results of Newpark's operations and cash flows for the year ended December 31, 1999, as such report appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed by Newpark with the SEC (the "Auditor Report") and

         (iii) the written consent of Arthur Andersen LLP to the inclusion of its report described in clause (ii) herein.

                           o. Equivalent Value. As of the date hereof, the consideration that Newpark is receiving from Fletcher is equivalent in value to the consideration Fletcher is receiving from Newpark pursuant to this Agreement. As of the date hereof, under the terms of this Agreement, Newpark is receiving fair consideration from Fletcher for the agreements, covenants, representations and warranties made by Newpark to Fletcher.

                           p. No Non-Public Information. Fletcher has not requested from Newpark, and Newpark has not furnished to Fletcher, any material non-public information concerning Newpark or its subsidiaries.

                  4. Registration Provisions.

                           a. Newpark shall as soon as practicable and at its own expense, but in no event later than thirty (30) days after the Closing Date, file a Registration Statement (as defined below) under the Securities Act covering the resale of all of the Common Shares and shall use its best efforts to cause such Registration Statement to be declared effective not later than the 75th day following the Closing Date (the "Required Registration Date"). The obligations to have the Registration Statement declared effective and to maintain such effectiveness as provided in this Section 4 (subject to any Blackout Period that does not constitute a Blackout Violation) are referred to herein as the "Registration Requirement." Pursuant to the preceding sentence, Newpark shall register pursuant to such Registration Statement not less than the number of shares of Common Stock equal at least to the sum of (x) the 1,900,000 Common Shares initially issuable under the Warrant plus (y) all Common Shares that may become issuable under the Warrant pursuant to Sections 2, 3 and 4 thereof plus (z) (1)
         1.5 times (2) the total number of Common Shares issued or issuable under this Agreement excluding the Warrant (including all shares issued or issuable under the Preferred Shares, whether upon conversion, as dividends within the year following such date (assuming that all dividends are made as required in the Certificate of Rights and Preferences and are made in Common Stock) or otherwise on an as-converted basis as of such date) (the "Registrable Number"). Newpark shall promptly amend such Registration Statement (or, if necessary, file a new Registration Statement) at any time that the number of Common Shares issued and issuable under this Agreement exceeds eighty percent (80%) of the number of shares then registered so that the Registrable Number (as determined on such date) of Common Shares shall be registered and freely tradable.

                           b. Each Common Share is a "Covered Security" and the registration statement filed or required to be filed under the Securities Act in accordance with Section 4.a hereof is referred to as the "Registration Statement". Newpark shall provide prompt written notice to Fletcher when the Registration Statement has been declared effective by the SEC.

                           c. Newpark will use its best efforts to: (A) keep the Registration Statement effective until the earlier of (x) the later of
         (i) the second anniversary of the issuance of the last Covered Security that may be issued, or (ii) such time as all of the Covered Securities issued or issuable to Fletcher can be sold by Fletcher or any of its affiliates within a three (3)-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") or (y) the date all of the Covered Securities issued or issuable shall have been sold by Fletcher;
         (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Newpark are then listed or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities;
         (F) otherwise comply with all applicable rules and regulations of the SEC, the New York Stock Exchange and any other exchange or quotation service on which the Covered Securities are obligated to be listed or quoted under this Agreement; and (G) file the documents required of Newpark and otherwise obtain and maintain requisite blue sky clearance in (x) New York, Delaware and all other jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that as to this clause (y), Newpark shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Fletcher shall have the right to approve the description of the plan of distribution and all other references to Fletcher contained in any Registration Statement and any Prospectus.

                           d. Newpark shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

                           e. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Newpark covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Newpark, until the earlier of (x) the second anniversary of the issuance of the last Covered Security to be issued or (y) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; and (B) furnish to Fletcher upon request, as long as Fletcher owns any Covered

         Securities, (x) a written statement by Newpark that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Newpark, and (z) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

                           f. Notwithstanding anything else in this Section 4, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, Newpark determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, or that a material transaction in which Newpark is engaged or proposes to engage would require an amendment to the Registration Statement or a supplement to the Prospectus and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Newpark will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to the Registration Statement. In such event, Newpark will amend or supplement the Registration Statement as promptly as practicable and will use its best efforts to take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. Newpark will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraphs (c) and (d) of this Section 4. Notwithstanding the foregoing, (A) under no circumstances shall Newpark be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than twice in any twelve (12)-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty
         (30) days, and (C) no Blackout Period may commence less than thirty
         (30) days after the end of the preceding Blackout Period. If any Blackout Period shall exceed the duration or frequency limits set forth in clause (A) or (B) (a "Blackout Violation"), then from the first day of such Blackout Violation until the first anniversary of the last day of the Blackout Period causing such Blackout Violation, (i) the Warrant Price under the Warrant shall decrease by two and one-half percent (2.5%) and (ii) the Conversion Price under the Certificate of Rights and Preferences shall decrease by two and one-half percent (2.5%). If a second Blackout Violation occurs before (or if the original Blackout Violation shall continue on) the first anniversary of the first day of the original Blackout Violation, then (i) the Warrant Price under the Warrant shall decrease by an additional two and one-half percent (2.5%) and (ii) the Conversion Price under the Preferred Shares shall decrease by an additional two and one-half percent (2.5%). Each subsequent Blackout Violation occurring on or before the anniversary of the first day of such Blackout Violation shall cause the Warrant Price and Conversion Price each to decrease by two and one-half percent (2.5%) in addition to all prior decreases, provided that not more than one such additional decrease shall take effect in any twelve (12)-month period.

         All such adjustments in the Warrant Price and the Conversion Price shall continue until twelve (12) months shall have passed without a Blackout Violation.

                  Upon the commencement of a Blackout Period pursuant to this
         Section 4, Fletcher will notify Newpark of any contract to sell, assign, deliver or otherwise transfer any Covered Security (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, Newpark will immediately notify Fletcher of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraphs (c) and (d) of this Section 4, or (ii) to continue the Blackout Period in accordance with this paragraph. If Newpark elects to continue the Blackout Period (and, in any case, if a Blackout Violation occurs), and Fletcher or any of its affiliates are therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract, Newpark will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 17.a. below) against any Proceeding (as such term is defined in Section 17.a. below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Newpark shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount").

                           g. In addition to any other remedies available to Fletcher under this Agreement, if the Registration Statement has not been declared effective by the Required Registration Date or such Registration Statement is not available with respect to all Covered Securities (except during a Blackout Period or a Blackout Violation), then (A) the Conversion Price (as defined in the Certificate of Rights and Preferences) shall be permanently decreased by two and one-half percent (2.5%) for each month (or portion thereof), compounded monthly, that such Registration Statement shall not have been declared effective or such Registration Statement is not available with respect to all Covered Securities (except during a Blackout Period or a Blackout Violation), and (B) the Warrant Price (as defined in the Warrant Certificate) shall be permanently decreased by two and one-half percent (2.5%) for each month (or portion thereof), compounded monthly, that such Registration Statement shall not have been declared effective or such Registration Statement is not available with respect to all Covered Securities (except during a Blackout Period or a Blackout Violation); provided that any adjustment in this Section 4(g) caused by a Registration Statement that is available with respect to fewer than all of the Covered Securities shall affect all Covered Securities unless such

         Registration Statement is unavailable for less than 5,000 shares of Covered Securities, in which case such adjustment shall only affect such lesser number of Covered Securities.

                           h. Nothing in this Section 4 shall be construed to impose an obligation upon Newpark to register the Warrant or the Preferred Shares.

                  5. "Market Stand-Off" Agreement. If requested by Newpark and an underwriter in a firm commitment underwritten public offering of Common Stock with net proceeds of at least $25,000,000 to Newpark, after underwriter's discounts or commissions and other fees or expenses, Fletcher shall not sell or otherwise transfer or dispose of any Common Stock (other than Common Stock included in the registration) during the ninety (90) day period (or such shorter period, if so notified by Newpark in writing) following the effective date of a registration statement of Newpark filed under the Securities Act, provided that:

                           a. such agreement shall only apply to registration statements of Newpark including securities to be sold on its behalf to the public in an underwritten offering where the effective date of any such registration statement shall not occur before the first anniversary of the effective date of the immediately prior registration statement with respect to which Fletcher was required to provide such agreement;

                           b. all officers and directors of Newpark, all purchasers or subsequent holders of Offered Shares (other than subsequent holders who acquire such securities through bona fide purchases in the public market) and all holders of Newpark Series A Cumulative Perpetual Preferred Stock are bound by and have entered into similar agreements; and

                           c. Newpark shall (and shall cause such underwriter to) use best efforts to cause such stand-off period not to exist or, if it does exist, to terminate at the earliest practicable date.

The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

                  6. Conversion of Preferred Shares; Exercise of Warrant.

                           a. Preferred Shares are convertible into Common Shares in accordance with the terms and conditions set forth in Section 6 of the Certificate of Rights and Preferences. The form of the "Preferred Stock Conversion Notice" to be executed and delivered by Fletcher to Newpark as specified therein is attached hereto as Annex E and the form of the "Preferred Stock Conversion Delivery Notice" to be executed and delivered by Newpark to Fletcher as specified therein is attached hereto as Annex F.

                           b. The Warrant is exercisable into Common Shares in accordance with the terms and conditions set forth in the Warrant Certificate. The form of the "Warrant Exercise Notice" to be executed and delivered by Fletcher to Newpark as specified therein is attached as Exhibit 1 to the Warrant and the form of the "Warrant Exercise Delivery Notice" to be executed and delivered by Newpark to Fletcher as specified therein is attached as Exhibit 2 to the Warrant.

                           c. In the event the number of Common Shares issued and/or issuable on any date (a "Trigger Date") together with any Common Shares issuable as dividends within one (1) year following such date, assuming that all such dividends are paid in Common Stock and are paid as they accrue, in each case without regard to any 65 Day Notice requirements, would result in Fletcher receiving more than seventeen and one-half percent (17.5%) of the shares of Common Stock outstanding as of the date of this Agreement (the "Original Number"), Newpark (A) shall not issue Common Shares (the "Issuance Blockage") to the extent that the total number of Common Shares issued hereunder would exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number and such circumstance would require the approval (the "Required Consent") of the holders of Common Stock pursuant to the listing requirements or rules of the New York Stock Exchange (or such other U.S. national securities exchange on which Common Stock is then listed), (B) shall notify Newpark's stockholders of a stockholder meeting for the purpose of voting on the Required Consent within twenty
         (20) Trading Days from the Trigger Date, which meeting shall be held on or before the 60th calendar day after the Trigger Date, and (C) shall otherwise use its best efforts to obtain, on or before the 60th day after the Trigger Date, the Required Consent for the issuance of all Common Shares issued or issuable under this Agreement (including, but not limited to, all previously issued Common Shares and all unconverted Preferred Shares and any unexercised rights under the Warrant and all shares that may become issuable as dividends under the Preferred Shares, assuming that all such dividends are paid in Common Stock and are paid as they accrue) including, but not limited to, recommending to Newpark's stockholders that such stockholders give the Required Consent and not withdrawing such recommendation. If the Required Consent has not been obtained within such sixty (60)-day period, or Newpark otherwise does not have sufficient authorized shares to fulfill its obligation, Fletcher shall have the right to:

                  (x) instruct Newpark to apply to the payment required by
                  Section 1 of the Warrant such number of the shares of Common Stock otherwise issuable to Fletcher upon such exercise as shall be specified by Fletcher, in which case an amount equal to the excess of (i) (A) the daily volume-weighted average price on the NYSE or, if no such sale takes place on such date, the average of the closing bid and asked prices on the NYSE thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other entity as Fletcher and Newpark may agree), or (B) if such Common Stock is not then listed or admitted to trading on the NYSE, the higher of (1) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Issuer as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (2) the fair value thereof determined in good faith by the Board of Directors of the Issuer as of a date which is within eighteen (18) days of the date as of which the determination is to be made (the "Average Price") over (ii) the portion of the payment required by Section 1 of the Warrant attributable to such shares shall be deemed to have been paid to Newpark and the number of Common Shares issuable upon such exercise shall be reduced by such specified number, provided, however, that such instructions shall not be honored and shall have no effect to the extent that as a result of following such instructions, the total number of Common Shares issued hereunder would cause a Required Consent to be required;

                  (y) convert up to that amount of the Preferred Shares or exercise any portion of the Warrant, the conversion or exercise of which would result in the total number of shares issued hereunder exceeding nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number or that number which is unavailable for issuance, as the case may be, into the rights described herein (the "Excess Rights"). Fletcher shall exercise such right to obtain Excess Rights by delivering one or more written notices in the form attached hereto as Annex G (an "Excess Rights Notice") to Newpark from time to time. The date an Excess Rights Notice is delivered shall be an "Excess Notice Date." The stated value of the Excess Rights shall be an amount equal to (1) in the case of the Warrant the product of (A) the positive excess of the Average Price on the Excess Notice Date over the Warrant Price (as defined in the Warrant) per Common Share and (B) the number of Common Shares that would be issuable in respect of such exercise but for the Issuance Blockage (without regard to any requirement to deliver a 65 Day Notice) and (2) in the case of Preferred Shares the product of (A) the Average Price on the Excess Notice Date and by (B) the number of Common Shares that would be issuable in respect of such conversion but for the Issuance Blockage (without regard to any requirement to deliver a 65 Day Notice). From creation until the first anniversary of the date on which the Required Consent is obtained, Excess Rights may, in whole or in part, from time to time, in any combination (i) be applied in lieu of payment, with each dollar of stated value of Excess Rights applied as a dollar of payment, of the Warrant Price under
                  Section 1 of the Warrant or (ii) be converted into additional Preferred Shares (identical in all respects to the Preferred Shares originally issued hereunder, provided that such shares may bear a different name (e.g., "Series B-1 Convertible Preferred Stock")) at the ratio of $250 of stated value of Excess Rights to one Preferred Share, or

                  (z) any combination of clauses (x) and (y).

                           d. The aggregate number of Common Shares issuable upon conversion of the Preferred Shares and exercise of the Warrant shall not exceed the Maximum Number of shares of Common Stock. The "Maximum Number" equals the sum of 6,743,075 plus the Exercisable Number. The "Exercisable Number" is initially zero and thereafter may be increased upon expiration of a sixty-five (65) day period (the "Notice Period") after either (i) Fletcher delivers a notice (a"65 Day Notice") to Newpark designating an aggregate number of Common Shares in excess of the Maximum Number which shall be issuable upon conversion of the Preferred Shares or exercise of the Warrant, or (ii) Newpark delivers a notice (an "Increase Notice") stating the increase, if any (the "Increase"), in the aggregate number of Common Shares outstanding as of the last day of the preceding month over the number outstanding as of the last day of the second preceding month, or in the case of the last day of the month immediately following the Closing Date, the number of shares outstanding specified in Section 3(l), in which event the Exercisable Number shall be automatically increased by the number which is nine and three-quarters percent (9.75%) of the Increase. A 65 Day Notice may be given at any time. Unless expressly waived by Fletcher, Newpark shall deliver an Increase Notice to Fletcher on or before the 10th day of every calendar month from and including the Closing Date. From time to time following the Notice Period, Common Stock may be issued to Fletcher on any Business Day for any quantity of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number. Nothing in this Section 6(d) shall limit or apply to the creation or conversion of Excess Rights under Section 6(c)(y).

                           e. Newpark shall use best efforts to obtain from the Newpark stockholders, if required, the requisite authority to issue Common Shares to Fletcher in accordance with the terms of this Agreement.

                  7. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Newpark on the Closing Date:

                           a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands.

                           b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by Newpark, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                           c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

                           d. Subject to Section 4 hereof, Fletcher understands that the Investment Securities have not been registered under the Securities Act and may not be re-offered or resold in the United States other than pursuant to registration thereunder or an available exemption therefrom.

                           e. Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

                           f. Fletcher is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

                           g. Fletcher understands that the Investment
         Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal securities laws and that Newpark is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Securities.

                           h. As of the date of this Agreement, the consideration that Newpark is receiving from Fletcher is equivalent in value to the consideration Fletcher is receiving from Newpark pursuant to this Agreement. As of the date of this Agreement, under the terms of this Agreement, Newpark is receiving fair consideration from Fletcher for the agreements, covenants, representations and warranties made by Newpark to Fletcher.

                           i. Fletcher has had access to documents publicly filed with the SEC by Newpark, and has been given a reasonable opportunity to ask questions of Newpark's officers regarding publicly available information concerning Newpark.

                  8. Right of First Refusal. Subject to the terms and conditions specified in this Section 8, Newpark hereby grants to (i) Fletcher, (ii) any wholly-owned subsidiary or affiliate of Fletcher, or (iii) any of Fletcher's designees, which designee, along with the entities in clauses (i) and (ii) above, then holds not less than one-half of the number of shares of Series B Preferred Stock originally issued pursuant to this Agreement (the "First Refusal Stockholders"), a right of first offer with respect to future sales by Newpark of its Offered Shares (as hereinafter defined). Each time Newpark has a bona fide proposal from a third party to acquire any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock ("Offered Shares") and Newpark wishes to sell the Offered Shares to such third party,

Newpark shall first offer such Offered Shares to the First Refusal Stockholders in accordance with the following provisions:

                           a. Newpark shall deliver a notice in accordance with
         Section 19 of this Agreement ("Offer Notice") to Fletcher stating (i) its bona fide intention to offer such Offered Shares, (ii) the number of such Offered Shares to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Offered Shares, and (iv) the identity of the proposed purchasers of such shares and, if requested by Fletcher, such purchasers' affiliates and associates.

                           b. For ten (10) Trading Days after delivery of the Offer Notice, Newpark shall negotiate exclusively and in good faith with the First Refusal Stockholders with respect to the proposed sale of Offered Shares and Newpark shall not enter into or continue negotiations with, respond to, furnish information to, or consummate any transaction with any person or entity concerning any transaction regarding any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock.

                           c. Within ten (10) Trading Days after delivery of the Offer Notice, the First Refusal Stockholders may elect by delivering a written notice to Newpark, to purchase or obtain, at the price and on the terms specified in the Offer Notice (or on terms that are substantially similar to, or more favorable to Newpark than, the terms contained in the Offer Notice), all (and not less than all unless a third party agrees to purchase the remainder of such securities on terms that are substantially similar to, or more favorable to Newpark than, the terms contained in the Offer Notice) of the Offered Shares. If the Offer Notice specifies consideration other than cash is to be paid for the Offered Securities, the First Refusal Stockholders may, at their sole option, (if they choose to purchase such Offered Shares) deliver either of (i) such consideration or (ii) cash equal to the fair market value of such consideration on the date and at the time such offer is accepted. The closing of any such transaction shall occur not later than ten (10) Trading Days after Newpark receives written notice of such election. If the First Refusal Stockholders do not so elect within ten (10) days after delivery of the Offer Notice, then Newpark may sell the Offered Shares to any Person at the price and on terms that are no less favorable to Newpark than the terms contained in the Offer Notice within seventy (70) days after the date of the Offer Notice.

                           d. The right of first offer in this Section 8 shall not be applicable to any issuance or sale of any of the following securities:

                                    (i) Common Stock issued as consideration for
                  the acquisition of at least fifty percent (50%) of the voting capital stock or assets of a bona fide operating company in a similar or complementary line of business to that of Newpark, as determined reasonably and in good faith by Newpark's board of directors whether through purchase, merger, consolidation, tender offer or otherwise, provided that the purpose of Newpark entering into any such transaction shall not be to raise capital, directly or indirectly, or otherwise to avoid the requirements of this Section 8,

                                    (ii) Common Stock issued pursuant to any
                  stock split, dividend or distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder,

                                    (iii) Common Stock issuable or issued to
                  employees, consultants or directors of Newpark directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement or approved by Newpark's stockholders, in each case in the ordinary course of business consistent with Newpark's past practice,

                                    (iv) Common Stock issued in a bona fide firm
                  commitment underwritten offering to the public with net proceeds of at least $25,000,000 to Newpark, after underwriter's discounts or commissions and other fees or expenses.

                                    (v) Common Stock issued as dividends on, or
                  upon conversion of, Newpark's Series A Cumulative Perpetual Preferred Stock outstanding as of the date of this Agreement and Series B Preferred Stock,

                                    (vi) Common Stock issuable under the Warrant
                  and the warrant issued to SCF-IV, L.P.; or

                                    (vii) Common Stock issued in connection with
                  a Combination.

                           (e) The right of first offer hereunder shall be of no further force or effect from and after the first day upon which the Registrable Number shall be less than five percent (5%) of the Original Number, as such numbers may be adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations or other, similar adjustments.

                  9. Covenants of Newpark. Newpark covenants and agrees with Fletcher as follows:

                           a. For so long as Fletcher owns any Investment Securities, and in any case for a period of one (1) year thereafter, Newpark will use its best efforts to (i) maintain the eligibility of the Common Stock for listing on the New York Stock Exchange and (ii) regain the eligibility of the Common Stock for listing or quotation on all markets and exchanges including the New York Stock Exchange in the event that the Common Stock is delisted by the New York Stock Exchange or any other applicable market or exchange; and will use commercially reasonable efforts to (iii) cause the representations and warranties contained in Section 3 to be and remain true and correct.

                           b. Newpark will provide Fletcher with an opportunity to review and comment on any public disclosure by Newpark of information regarding this Agreement and the transactions contemplated hereby, prior to such public disclosure. Beginning on the date hereof and for so long as Fletcher owns any Investment Securities and for a period of ninety (90) days thereafter, Newpark will (i) promptly notify Fletcher immediately following any public disclosure by Newpark of material information regarding Newpark or its financial condition, prospects or results of operation and (ii) provide Fletcher with copies of all SEC filings.

                           c. As soon as such information is available (but in no event later than two weeks after the Closing Date), Newpark shall deliver to Fletcher a written notice stating the number of outstanding shares of Common Stock as of the Closing Date.

                           d. Newpark will make all filings required by law with respect to the transactions contemplated hereby;

                           e. Newpark will comply with the terms and conditions of the Preferred Shares as set forth in the Certificate of Rights and Preferences, and will not amend the Certificate of Rights and Preferences without Fletcher's express written consent.

                           f. Prior to the filing of each of its quarterly reports on Form 10-Q with the SEC, Newpark shall cause Arthur Andersen LLP to deliver to Fletcher a review report relating to the final consolidated unaudited financial statements contained therein, prepared in accordance with Statements of Auditing Standard No. 71.

                           g. If on any date the Registrable Number exceeds eighty percent (80%) of the number of Common Shares then reserved for issuance, then Newpark shall reserve for issuance within three (3) Trading Days of such date a number of Common Shares not less than the Registrable Number.

                           h. Newpark shall use its best efforts to ensure that all Common Shares issued and issuable under this Agreement (including all shares issued or issuable under the Preferred Shares and the Warrant on an as-converted and as-exercised basis) become listed and/or quoted and admitted for trading as soon as practicable and thereafter remain listed and/or quoted. Moreover, Newpark will immediately notify Fletcher in writing, pursuant to Section 19, once such shares are duly listed or quoted or in the event that any such shares are delisted or removed from quotation. If any such shares are delisted or removed from quotation, Newpark shall use its best efforts to cause such shares to again be listed or quoted at the earliest possible date.

                           i. Newpark shall use commercially reasonable efforts to cause the Common Shares to be eligible for book-entry transfer through The Depository Trust Company (or any successor thereto) as soon as practicable after the date of this Agreement and thereafter to use commercially reasonable efforts to maintain such eligibility.

                  10. Consolidation, Merger, Etc. In case Newpark shall be a party to any transaction with any other entity or entities (the "Acquirer") providing for (i) any acquisition of Newpark by means of merger or other form of corporate reorganization in which outstanding shares of Newpark are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary or (ii) a sale of all or substantially all of the assets of Newpark (on a consolidated basis) in a single transaction or series of related transactions or (iii) any other transaction or series of related transactions by Newpark in which the power to cast the majority of the eligible votes at a meeting of Newpark's stockholders at which directors are elected is transferred to a single entity or group acting in concert (each of the foregoing being referred to as a "Combination"), Fletcher and its assigns shall have the rights set forth in the Warrant and the Certificate of Rights and Preferences regarding Combinations in addition to the rights contained in this Agreement. Newpark agrees that it will not enter into an agreement with an Acquirer for a Combination unless such agreement expressly obligates the Acquirer to assume all of Newpark's obligations under this Agreement, the Certificate of Rights and Preferences and the Warrant and to give Fletcher written notice that the Acquirer has assumed such obligations. Newpark shall provide Fletcher with written notice of any proposed Combination as soon as the existence of a proposed Combination is made public by any person, and shall notify Fletcher promptly of any material developments with respect to such Combination, including reasonable advance notice of the date the Combination is expected to become effective.

                  11. Covenants of Fletcher. Fletcher hereby covenants and agrees with Newpark that:

                           a. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Investment Securities other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

                           b. Fletcher shall not engage an underwriter for an underwritten public offering of Common Shares, unless such underwriter shall be reasonably satisfactory to Newpark.

                  12. Legend. Subject to Section 4, Fletcher understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend in the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                  The legend set forth above shall be removed and Newpark shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, (a) such shares are sold pursuant to an effective Registration Statement under the Securities Act, or (b) such holder provides Newpark with an opinion of counsel reasonably satisfactory to Newpark that such shares may be publicly sold pursuant to an exemption from such registration requirements without restriction.

                  13. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by Newpark of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

                           a. On the Closing Date, (i) the representations and warranties made by Newpark in this Agreement shall be true and correct;
         (ii) Newpark shall have complied fully with all of the covenants and agreements in this Agreement; and (iii) Fletcher shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Newpark dated such date and to such effect.

                           b. On the Closing Date, Newpark shall have delivered to Fletcher an opinion of Ervin, Cohen & Jessup LLP reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e) and
         (f) of Section 3 hereof and to the effect that the offer and sale of the Investment Securities to Fletcher hereunder do not require registration under the Securities Act.

                           c. On the Closing Date, Fletcher shall have received a letter from Arthur Andersen LLP to the effect that, as of such date, they consent to the inclusion in this Agreement of their respective portions of the Auditor Report.

                           d. On the Closing Date, the Registrable Number shall be duly listed and admitted for trading on the New York Stock Exchange.

                  14. Conditions Precedent to Newpark's Obligations. The obligations of Newpark hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction (unless expressly waived in writing by Newpark) of the additional conditions precedent that, on the Closing
Date: (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct; (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and (iii) Newpark shall have received on such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

                  15. Fees and Expenses. Each of Fletcher and Newpark agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

                  16. Non-Performance. If on the Closing Date Newpark shall fail to deliver the Investment Securities to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to Newpark's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Newpark shall:

                           a. indemnify and hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by Newpark; and

                           b. reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein.

                  17. Indemnification.

                           a. Indemnification of Fletcher. Newpark hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                    (1) any untrue or alleged untrue statement
                           of a material fact in any Registration Statement, the Prospectus or any SEC Filing incorporated by reference into a Registration Statement or any SEC Filing made after the date of this Agreement and before any Registration Statement is filed with the SEC or this Agreement by Newpark or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein or herein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Newpark or any of its affiliates or any person acting on its or their behalf;

                                    (2) any of the representations or warranties
                           made by Newpark herein or under the Warrant or the Certificate of Rights and Preferences being untrue or incorrect at the time such representation or warranty was made; and

                                    (3) any breach or non-performance by Newpark
                           of any of its covenants, agreements or obligations under this Agreement;

         and Newpark hereby agrees to reimburse each Fletcher Indemnified Party for any reason able legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith. Furthermore, the foregoing indemnity rights will not take effect unless or until the total amount of the indemnification in the aggregate is $10,000 or greater.

                           b. Indemnification of Newpark. Fletcher hereby agrees to indemnify Newpark and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Newpark Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                    (1) any untrue or alleged untrue statement
                           of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf;

                                    (2) any of the representations or warranties
                           made by Fletcher herein being untrue or incorrect at the time such representation or warranty was made; and

                                    (3) any breach or non-performance by
                           Fletcher of any of its covenants, agreements or obligations under this Agreement;

         and Fletcher hereby agrees to reimburse each Newpark Indemnified Party for any reason able legal or other expenses incurred by such Newpark Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Newpark in connection therewith. Furthermore, the foregoing indemnity rights will not take effect unless or until the total amount of the indemnification in the aggregate is $10,000 or greater.

                           c. Conduct of Claims.

                                    (1) Whenever a claim for indemnification
                           shall arise under this Section 17, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                                    (2) Upon delivery of such notice, such
                           Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                                    (3) Such Indemnifying Party shall have the
                           right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                                    (4) No Indemnifying Party shall, without the
                           prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

                  18. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder.

                  19. Notices. All communications hereunder shall be in writing and delivered as set forth below.

                           a. If sent to Fletcher, all communications shall be delivered by hand, sent by reputable overnight courier or transmitted and confirmed by facsimile to Fletcher, unless otherwise notified in writing of a substitute address, at:


                             Fletcher International Limited
                             c/o HSBC Trust Corporation (Cayman) Limited
                             P.O. Box 1109
                             Mary Street
                             Grand Cayman, Cayman Islands, B.W.I.
                             Attention:  Pamela Clements
                             Telephone:        (345) 914-7515
                             Facsimile:        (345) 949-7634

                             with a copy to:


                             Fletcher Asset Management
                             22 East 67th Street
                             New York, NY 10021
                             Attention:  Peter Zayfert
                             Telephone:        (212) 284-4800
                             Facsimile:        (212) 284-4801

                             with a copy to:

                             Skadden, Arps, Slate, Meagher & Flom LLP
                             1440 New York Avenue, N.W.
                             Washington, D.C. 20005
                             Attention:  Stephen W. Hamilton, Esq.
                             Telephone:        (202) 371-7010
                             Facsimile:        (202) 393-5760

         To the extent that any funds shall be delivered to Fletcher by wire transfer, unless otherwise instructed by Fletcher, such funds should be delivered in accordance with the following wire instructions:


                             Fletcher International Limited
                             Bank:   Chase Manhattan Bank
                             ABA Number:   021-000-021
                             For the benefit of:  Lehman Brothers Inc.
                             Account Number:  140-094-221
                             For credit to:   Fletcher International Limited
                             Account Number:  732-00157

                           b. If sent to Newpark, all communications shall be delivered by hand, sent by reputable overnight courier or transmitted and confirmed by facsimile to Newpark, unless otherwise notified in writing of a substitute address, at:


                             Newpark Resources, Inc.
                             3850 North Causeway Boulevard
                             Suite 1770
                             Metairie, Louisiana  70002
                             Attention:  Matthew W. Hardey
                             Telephone:  (504) 838-8222
                             Facsimile:  (504) 833-9506

                     with a copy to:


                             Ervin, Cohen & Jessup LLP
                             9401 Wilshire Boulevard
                             Ninth Floor
                             Beverly Hills, California  90212
                             Attention:  Bertram K. Massing, Esq.
                             Telephone:  (310) 273-6333
                             Facsimile:  (310) 859-2325

             To the extent that any funds shall be delivered to Newpark by wire transfer, unless otherwise instructed by Newpark, such funds should be delivered in accordance with the following wire instructions:



                             Newpark Resources, Inc.
                             Account Number: 552-700-16-9870-1
                             ABA Number: 065400137
                             Bank: Bank One Louisiana NA
                             Account Name: Newpark Resources, Inc.


                  20. Miscellaneous.

                           a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                           b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 17 hereof, shall inure to the benefit of their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. Newpark may not assign this Agreement. Fletcher may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Warrant, the Preferred Shares and the Common Shares), in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with hedging transactions with respect to this Agreement, the Warrant, the Preferred Shares and the Common Shares), provided that
         (i) any such assignment, pledge, hypothecation or transfer must comply with applicable federal and state securities laws and (ii) Fletcher shall furnish Newpark with an opinion of counsel reasonably satisfactory to Newpark that such assignment, pledge, hypothecation or transfer so complies (except with respect to Common Stock that is registered under the Securities Act). No Person acquiring Common Stock from Fletcher pursuant to a public market purchase shall thereby obtain any of the rights contained in this Agreement.

                           c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                           d. The parties shall take all actions reasonably necessary to cause the transactions contemplated hereby to be consummated in accordance with the terms hereof.

                           e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Except as provided in Section 20(b), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                           f. Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.

                           g. Without prejudice to other rights or remedies hereunder (including any specified interest rate), and except as otherwise expressly set forth herein, interest shall be due on any amount that is due pursuant to this Agreement and has not been paid when due, calculated for the period from and including the due date to but excluding the date on which such amount is paid at the prime rate of U.S. money center banks as published in The Wall Street Journal (or if The Wall Street Journal does not exist or publish such information, then the average of the prime rates of three U.S. money center banks agreed to by the parties) plus two percent (2%).

                           h. Fletcher and Newpark stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by the either party in the performance of or compliance with any of the terms of this Agreement, the Certificate of Rights and Preferences and the Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                           i. Any and all remedies set forth in this Agreement, the Warrant and the Certificate of Rights and Preferences: (i) shall be in addition to any and all other remedies Fletcher or Newpark may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of Fletcher and Newpark may elect. The exercise of any remedy by Fletcher or Newpark shall not be deemed an election of remedies or preclude Fletcher or Newpark, respectively, from exercising any other remedies in the future.

                  21. Newpark's Obligations. Newpark agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that Fletcher would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Warrant and the Certificate of Rights and Preferences. Except as specifically provided otherwise in this Agreement or in the Warrant or the Certificate of Rights and Preferences, Newpark's obligations to indemnify and hold Fletcher harmless in accordance with Section 17 of this Agreement are obligations of Newpark that Newpark promises to pay to Fletcher when and if they become due. Newpark shall record any such obligations on its books and records in accordance with Generally Accepted Accounting Principles.

                  22. Time of Essence. Time shall be of the essence in this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                    NEWPARK RESOURCES, INC.


                                    By: /s/ Matthew W. Hardey
                                       ---------------------------------------
                                    Name: Matthew W. Hardey
                                         -------------------------------------
                                    Title: Vice President of Finance & CEO
                                          ------------------------------------

                                    FLETCHER INTERNATIONAL LIMITED,
                                    by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.


                                    By: /s/ Kell B. Benson
                                       ---------------------------------------
                                    Name: Kell B. Benson
                                         -------------------------------------
                                    Title: Vice Chairman
                                          ------------------------------------











                           [AGREEMENT SIGNATURE PAGE]

                                                                         ANNEX A


                [FORM OF CERTIFICATE OF RIGHTS AND PREFERENCES OF
                     CLASS B CONVERTIBLE PREFERRED STOCK OF
                            NEWPARK RESOURCES, INC.]

                                   [SEE TAB 2]

                                                                         ANNEX B


                          [FORM OF WARRANT CERTIFICATE]

                                   [SEE TAB 3]

                                                                         ANNEX C
                            [FORM OF DELIVERY NOTICE]

                                     [date]

         Fletcher International Limited
         c/o Fletcher Asset Management
         22 East 67th Street
         New York, NY  10021
         Attn:  Peter Zayfert
         Telephone:       (212) 284-4800
         Facsimile:       (212) 284-4801

         Ladies and Gentlemen:

                  Reference is made to the Agreement (the "Agreement") dated as of May 30, 2000 by and between Newpark Resources, Inc. ("Newpark") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                  Attached are copies of the front and back of (i) the 6 original stock certificates, each representing 20,000 shares of Series B Preferred Stock, purchased by Fletcher on the date hereof and (ii) Warrant No. W-1 issued to Fletcher, together with a copy of the overnight courier air bill which will be used to ship such stock certificates and warrant. We have the executed original stock certificates and the warrant and other documents required to be delivered in connection with the Closing Date. Upon our confirmation of the payment of the $30,000,000 aggregate purchase price therefor, we will send the original stock certificates and the warrant by overnight courier to the following address:

                                    Ms. Michelle Hogan
                                    c/o Lehman Brothers Inc.
                                    Three World Financial Center
                                    New York, NY 10285

         and we will send the other original documents by overnight courier to the following address:

                                    Fletcher International Limited
                                    c/o HSBC Trust Corporation (Cayman) Limited
                                    P.O. Box 1109
                                    Mary Street
                                    Grand Cayman, Cayman Islands, B.W.I.
                                    Attn:  Pamela Clements
                                    Telephone:       (345) 914-7515
                                    Facsimile:       (345) 949-7634
                                    with a copy to:

                                    Fletcher International Limited
                                    c/o Fletcher Asset Management
                                    22 East 67th Street
                                    New York, NY  10021-5805
                                    Attn:  Peter Zayfert

                  Attached hereto as Exhibit 1 is a true, correct and complete copy of the most recent report of Arthur Andersen LLP to the Board of Directors and Shareholders of Newpark, together with the accompanying consolidated financial statements and schedules of Newpark, as such report appears in the most recent Annual Report on Form 10-K filed by Newpark with the SEC, as well as all Quarterly Reports on Form 10-Q filed by Newpark with the SEC since the date of such Form 10-K, together with all amendments thereto.

                                     NEWPARK RESOURCES, INC.


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:

                                                                       Exhibit 1

                                 AUDITOR REPORT

                                 [see attached]

                                                                         ANNEX D

                                 Auditor Report

                                  [SEE TAB 13]

                                                                         ANNEX E

                   [FORM OF PREFERRED STOCK CONVERSION NOTICE]


                                     [date]


         Newpark Resources, Inc.
         Suite 1770
         3850 North Causeway Boulevard
         Metairie, Louisiana  70002
         Attention:    [Chief Financial Officer]
         Telephone:
         Facsimile:

         Ladies and Gentlemen:

                          Reference is made to the Agreement (the "Agreement") dated as of May 30, 2000 by and between Newpark Resources, Inc. ("Newpark") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                          Fletcher hereby elects to convert _________ shares of Series B Preferred Stock into ________ shares of Common Stock at a Conversion Price (as defined in the Certificate of Rights and Preferences) of ____________. In accordance with Section 6 of the Certificate of Rights and Preferences, such shares of Common Stock shall be delivered to Fletcher [in uncertificated form by book-entry transfer][in certificated form at the address specified below:]

                          [delivery address to be added, if applicable:
                                    Lehman Brothers Inc.
                                    Three World Financial Center
                                    New York, NY 10285
                                    Attn:  Michelle Hogan]

                                                     FLETCHER INTERNATIONAL
                                                     LIMITED, by its duly
                                                     authorized investment
                                                     advisor, FLETCHER ASSET
                                                     MANAGEMENT, INC.


                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title:

         AGREED AND ACKNOWLEDGED:
         NEWPARK RESOURCES, INC.


         By:
            -----------------------
         Name:
         Title:

                                                                         ANNEX F

              [FORM OF PREFERRED STOCK CONVERSION DELIVERY NOTICE]


                                     [date]


         Fletcher International Limited
         c/o Fletcher Asset Management
         22 East 67th Street
         New York, NY  10021
         Attn:  Peter Zayfert
         Telephone:       (212) 284-4800
         Facsimile:       (212) 284-4801

         Ladies and Gentlemen:

                  Reference is made to the Agreement (the "Agreement") dated as of May 30, 2000 by and between Newpark Resources, Inc. ("Newpark") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                  This notice confirms that _________ shares of Series B Preferred Stock have been converted by Fletcher into ________ shares of Common Stock at a Conversion Price (as defined in the Certificate of Rights and Preferences) of ____________. [If the shares are being delivered by book entry transfer, insert the following -- Such shares of Common Stock have been delivered to Fletcher in uncertificated form by book-entry transfer.][If the shares are being delivered in physical form to the holder, insert the following -- Attached are copies of the front and back of the ____ original stock certificates, each representing ______ shares of Common Stock, together with a copy of the overnight courier air bill which will be used to ship such stock certificates. We will send the original stock certificates by overnight courier to the following address:

                                    Lehman Brothers Inc.
                                    Three World Financial Center
                                    New York, NY 10285
                                    Attn:  Michelle Hogan

                                    with a copy to:

                                    Fletcher International Limited
                                    c/o Fletcher Asset Management
                                    22 East 67th Street
                                    New York, NY  10021-5805
                                    Attn:  Peter Zayfert]

                  [If Preferred Stock certificates tendered by Fletcher are not being fully converted, insert the following-Also attached are copies of the front and back of the original stock certificate representing ______ shares of Series B Preferred Stock, representing the unconverted portion of the tendered Series B Preferred Stock certificates, together with a copy of the overnight courier air bill which will be used to ship such stock certificate. We will send the original stock certificate by overnight courier to Lehman Brothers Inc. at the address set forth in the previous paragraph.]

                                                     NEWPARK RESOURCES, INC.


                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title:

                                                                         ANNEX G


                         [FORM OF EXCESS RIGHTS NOTICE]

                                                      _____________, __

         Newpark Resources, Inc.
         Suite 1770
         3850 North Causeway Boulevard
         Metairie, Louisiana  70002
         Attention:  [Chief Financial Officer]

         Ladies and Gentlemen:

                           Fletcher International Limited ("Fletcher") hereby elects to exercise its right to convert some or all of its Preferred Shares or Warrant rights (as defined in the Agreement (the "Agreement")) dated as of May 30, 2000 by and between Newpark Resources, Inc. ("Newpark") and Fletcher and, in lieu of receipt of ________ Common Shares upon conversion of _______ Preferred Shares and exercise of _______ Common Shares on the face of the Warrant, hereby requests creation of Excess Rights with a stated value of $________ in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.


                                                     FLETCHER INTERNATIONAL
                                                     LIMITED, by its duly
                                                     authorized investment
                                                     advisor, FLETCHER ASSET
                                                     MANAGEMENT, INC.


                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title:

         AGREED AND ACKNOWLEDGED:
         NEWPARK RESOURCES, INC.

         By:
            -----------------------
         Name:
         Title: